Exhibit 3.191

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/07/2000 001450939 – 3284628

CERTIFICATE OF FORMATION

OF

CHARTER FIBERLINK - CALIFORNIA, LLC

1. The name of the limited liability company is Charter Fiberlink - California, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Charter Fiberlink - California, LLC this 25th day of August, 2000.

/s/ Colleen M. Hegarty
Colleen M. Hegarty, Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 12/17/2002 020775718 – 3284628

Certificate of Amendment to Certificate of Formation

of

CHARTER FIBERLINK - CALIFORNIA, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER FIBERLINK – CALIFORNIA, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”

Executed on 12/12/02

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DELL D-: CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware Secretary of State Division of Corporations Delivered 01:25 PM 10/03/2003 FILED 12:57 PM 10/03/2003 SRV 030638633 – 3284628 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CHARTER FIBERLINK – CALIFORNIA, LLC

Charter Fiberlink – California, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	The named of the Limited Liability Company is Charter Fiberlink – California, LLC.

2.	The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The name of the Limited Liability Company is changed to Charter Fiberlink CA-CCO, LLC.

3.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized officer or director of the company this 2nd day of October, 2003.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person